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EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                                  JURISDICTION
----                                                  ------------
AmerUs Life Insurance Company                         Iowa
Delta Life Corporation                                Delaware
Delta Life and Annuity Company                        Tennessee
AmVestors Financial Corporation                       Kansas
American Investors Life Insurance Company, Inc.       Kansas
AmVestors Acquisition Subsidiary, Inc.                Kansas
Annuity International Marketing Corporation           Kansas
Financial Benefit Life Insurance Company              Florida
The Insurance Mart, Inc.                              Florida
Rainbow Card Pack Publication, Inc.                   Florida
AmerUs Capital I                                      Delaware Business Trust
AmerUs Capital II                                     Delaware Business Trust
AmerUs Capital Management Group, Inc.                 Iowa
ACM Properties, Inc.                                  Iowa
Maxx Housing, Inc.                                    Iowa